UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 23, 2015

Date of Report (Date of earliest event reported)

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-35377	20-1647837
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2550

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On March 23, 2015, Crestwood Midstream Partners LP (the “Partnership”) and Crestwood Midstream Finance Corp. (“Finance Corp” and together with the Partnership, the “Issuers”) issued $700.0 million aggregate principal amount of their 6.25% Senior Notes due 2023 (the “Notes”), which will mature on April 1, 2023, pursuant to an Indenture, dated as of March 23, 2015, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Indenture”).

Interest on the Notes will be payable in cash on April 1 and October 1 of each year, beginning on October 1, 2015. Interest on the Notes will accrue from March 23, 2015.

The Partnership intends to use the net proceeds from the issuance of the Notes to fund the redemption of the Issuers’ outstanding 7.75% Senior Notes due 2019 and to pay down outstanding borrowings under the Partnership’s revolving credit facility.

The description of the Indenture above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On March 23, 2015, the Issuers, the guarantors of the Notes and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers, entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Issuers and the guarantors of the Notes have agreed that they will (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes guaranteed by the guarantors on a senior unsecured basis, with terms substantially identical in all material respects to the Notes and (2) use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended.

The Issuers and the guarantors of the Notes have agreed to use their commercially reasonable efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the Notes.

If the Issuers and the guarantors of the Notes fail to satisfy this obligation (a “registration default”), the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate listed in the Indenture. If the registration default is corrected, the applicable interest rate on such Notes will revert to the original level.

If the Issuers must pay additional interest, they will pay it to the noteholders in cash on the same dates that the Issuers make other interest payments on the Notes, until the registration default is corrected.

The description of the Registration Rights Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 23, 2015, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee

4.2	Form of 6.25% Senior Note due 2023 (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of March 23, 2015, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers, with respect to the 6.25% Senior Notes due 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Midstream GP LLC,
its General Partner

By:	/s/ Michael J. Campbell
Michael J. Campbell
Senior Vice President and Chief Financial Officer

Dated: March 26, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 23, 2015, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee

4.2	Form of 6.25% Senior Note due 2023 (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of March 23, 2015, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers, with respect to the 6.25% Senior Notes due 2023

5